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                                                Filed Pursuant to Rule 424(b)(3)
                                           Registration Statement No. 333-105242


      Prospectus Addendum to the Prospectus Supplement dated May 21, 2003 and the Prospectus dated May 21, 2003.

                          THE GOLDMAN SACHS GROUP, INC.

                           Medium-Term Notes, Series B

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     You should read the accompanying prospectus supplement, which gives the specific terms of the offered notes, together with the accompanying prospectus dated May 21, 2003 and prospectus supplement dated May 21, 2003 of The Goldman Sachs Group, Inc. When you read the supplement with the specific terms of the offered notes, please note that all references in it to the prospectus dated May 18, 1999, the prospectus dated February 16, 2000, the prospectus dated May 8, 2000, as supplemented by the prospectus supplement dated May 10, 2000, or the prospectus dated June 25, 2001, as supplemented by the prospectus supplement dated June 25, 2001, or to any sections of those documents, should refer instead to the accompanying prospectus dated May 21, 2003, as supplemented by the accompanying prospectus supplement dated May 21, 2003, or to the corresponding sections of these accompanying documents, as appropriate.

         The accompanying prospectus dated May 21, 2003, as supplemented by the accompanying prospectus supplement dated May 21, 2003, supersedes the prospectus dated May 18, 1999, the prospectus dated February 16, 2000, the prospectus dated May 8, 2000, as supplemented by the prospectus supplement dated May 10, 2000, and the prospectus dated June 25, 2001, as supplemented by the prospectus supplement dated June 25, 2001.

         Goldman, Sachs & Co. will, and other affiliates of Goldman Sachs may, use this prospectus addendum in connection with offers and sales of the notes in market-making transactions.

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                              GOLDMAN, SACHS & CO.

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                     Prospectus Addendum dated May 21, 2003.